Exhibit 99.01
Cadence Reports Third Quarter 2018 Financial Results
SAN JOSE, Calif. — October 22, 2018 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today reported its results under new revenue rules, ASC Topic 606. For the third quarter of 2018, Cadence reported revenue of $532 million, GAAP net income of $99 million, or $0.35 per share on a diluted basis, and non-GAAP net income (as defined below) of $139 million, or $0.49 per share on a diluted basis.
Cadence also reported its results under the old revenue rules, ASC Topic 605, for easier comparison with prior results, all of which were reported under ASC Topic 605.
Under ASC Topic 605, for the third quarter of 2018, Cadence reported revenue of $526 million, compared to revenue of $485 million reported for the same period in 2017. On a GAAP basis, Cadence recognized net income of $95 million, or $0.34 per share on a diluted basis, in the third quarter of 2018, compared to net income of $81 million, or $0.29 per share on a diluted basis for the same period in 2017. Using the non-GAAP measure defined below, net income for the third quarter of 2018 was $137 million, or $0.49 per share on a diluted basis, as compared to non-GAAP net income of $98 million, or $0.35 per share on a diluted basis, for the same period in 2017.
“Broad-based strength across our product lines enabled Cadence to achieve outstanding operating results for the third quarter,” said Lip-Bu Tan, chief executive officer.  “We also continued to innovate and launch new products, including the industry’s first silicon-proven, 7-nanometer long-reach 112G SerDes IP and the Tensilica® DNA 100 Processor IP targeted at deep neural-network applications.”
“I am pleased to report that we exceeded all of our key operating metrics for the quarter,” said John Wall, senior vice president and chief financial officer.  “We expect strong demand and cash flow to continue into the fourth quarter, and as a result we are raising our outlook for fiscal 2018 and increasing stock repurchases to $75 million for the fourth quarter.”
CFO Commentary
Commentary on the third quarter 2018 financial results by John Wall, senior vice president and chief financial officer, is available at www.cadence.com/cadence/investor_relations.
Business Outlook
The outlook provided below is on an ASC Topic 606 basis, which Cadence has adopted for its fiscal year 2018 using the modified retrospective transition method. As required by the new standard, the company will report revenue under both methods for the 2018 transition year.
For the fourth quarter of 2018, the company expects total revenue in the range of $545 million to $555 million. Fourth quarter GAAP net income per diluted share is expected to be in the range of $0.27 to $0.29. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.46 to $0.48.
For 2018, the company expects total revenue in the range of $2.113 billion to $2.123 billion. On a GAAP basis, net income per diluted share for 2018 is expected to be in the range of $1.15 to $1.17. Using the non-GAAP measure defined below, net income per diluted share for 2018 is expected to be in the range of $1.80 to $1.82.
For 2018, the company is forecasting a non-GAAP income tax rate of 16 percent, down from 23 percent used in 2017, primarily resulting from the tax rate reduction.
For comparison purposes, the company expects the outlook at the midpoint for 2018 on the prior ASC Topic 605 basis to be as follows: revenue of $2.130 billion, GAAP net income per diluted share of $1.18 and non-GAAP net income per diluted share of $1.85.
A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included in this release.

Audio Webcast Scheduled

Lip-Bu Tan, chief executive officer, and John Wall, senior vice president and chief financial officer, will host the third quarter 2018 financial results audio webcast today, October 22, 2018, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting October 22, 2018 at 5 p.m. (Pacific) and ending December 14, 2018 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/cadence/investor_relations.
About Cadence
Cadence enables electronic systems and semiconductor companies to create the innovative end products that are transforming the way people live, work and play. Cadence® software, hardware and semiconductor IP are used by customers to deliver products to market faster. The company’s System Design Enablement strategy helps customers develop differentiated products—from chips to boards to systems—in mobile, consumer, cloud datacenter, automotive, aerospace, IoT, industrial and other market segments. Cadence is listed as one of Fortune Magazine's 100 Best Companies to Work For. Learn more at cadence.com.
Cadence, the Cadence logo and Tensilica are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above regarding Cadence’s third quarter 2018 financial results and outlook for 2018, as well as the information in the Business Outlook section, are or include forward-looking statements based on current expectations or beliefs and preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that the restructurings and other efforts to improve operational efficiency of Cadence’s customers could result in delays in purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, changes in tax laws, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency in its business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect cash flow, liquidity, reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes and tax examinations, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party. In addition, the actual timing and amount of Cadence's repurchase of its common stock under the existing authorization will be subject to business and market conditions, corporate and regulatory requirements, acquisition opportunities and other factors.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the U.S. Securities and Exchange Commission, which include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with generally accepted accounting principles, or GAAP. Investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are also encouraged to look at the GAAP results as the best measure of financial performance.

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP. Non-GAAP net income is calculated by Cadence management by taking GAAP net income and excluding, as applicable, amortization of intangible assets, stock-based compensation expense, acquisition and integration-related costs including retention expenses, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of Cadence’s core business operations and therefore provides supplemental information to Cadence management and investors regarding the performance of the business operations, facilitates comparisons to the historical operating results and allows the review of Cadence's business from the same perspective as Cadence management, including forecasting and budgeting.
The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation	Three Months Ended
(unaudited)	ASC 606	ASC 605	ASC 605
	September 29, 2018	September 29, 2018	September 30, 2017
(in thousands)
Net income on a GAAP basis	$99,318	$94,660	$81,157
Amortization of acquired intangibles	12,975	12,975	13,618
Stock-based compensation expense	46,264	46,264	36,090
Non-qualified deferred compensation expenses	1,120	1,120	2,825
Restructuring and other credits	(172)	(172)	(55)
Acquisition and integration-related costs	6,670	6,670	748
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(498)	(498)	(12,242)
Income tax effect of non-GAAP adjustments	(26,306)	(23,920)	(23,942)
Net income on a non-GAAP basis	$139,371	$137,099	$98,199

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income Per Share Reconciliation	Three Months Ended
(unaudited)	ASC 606	ASC 605	ASC 605
	September 29, 2018	September 29, 2018	September 30, 2017
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.35	$0.34	$0.29
Amortization of acquired intangibles	0.05	0.05	0.05
Stock-based compensation expense	0.16	0.16	0.13
Non-qualified deferred compensation expenses	—	—	0.01
Restructuring and other credits	—	—	—
Acquisition and integration-related costs	0.02	0.02	—
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	—	(0.04)
Income tax effect of non-GAAP adjustments	(0.09)	(0.08)	(0.09)
Diluted net income per share on a non-GAAP basis	$0.49	$0.49	$0.35
Shares used in calculation of diluted net income per share — GAAP**	281,646	281,646	281,400
Shares used in calculation of diluted net income per share — non-GAAP**	281,646	281,646	281,400

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning December 14, 2018, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute Cadence’s current expectations. During the Quiet Period, the business outlook in these documents should be considered historical, speaking as of prior to the Quiet Period only and not subject to any update by Cadence. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until Cadence’s fourth quarter 2018 earnings release is published, which is currently scheduled for February 19, 2019.

For more information, please contact:
Cadence Investor Relations
408-944-7100
investor_relations@cadence.com
Cadence Newsroom
408-944-7039
newsroom@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
September 29, 2018 and December 30, 2017
(In thousands)
(Unaudited)

	September 29, 2018	December 30, 2017
Current assets:
Cash and cash equivalents	$544,585	$688,087
Short-term investments	5,446	4,455
Receivables, net of allowances of $4,250 and $0, respectively	240,836	190,426
Inventories	30,535	33,209
Prepaid expenses and other	66,979	63,811
Total current assets	888,381	979,988
Property, plant and equipment, net of accumulated depreciation of $685,212 and $658,377, respectively	248,165	251,342
Goodwill	661,341	666,009
Acquired intangibles, net of accumulated amortization of $320,859 and $297,456, respectively	238,385	278,835
Long-term receivables	4,395	12,239
Other assets	232,540	230,301
Total assets	$2,273,207	$2,418,714
Current liabilities:
Revolving credit facility	$—	$85,000
Accounts payable and accrued liabilities	212,153	221,101
Current portion of deferred revenue	329,168	336,297
Total current liabilities	541,321	642,398
Long-term liabilities:
Long-term portion of deferred revenue	49,343	61,513
Long-term debt	345,113	644,369
Other long-term liabilities	80,013	81,232
Total long-term liabilities	474,469	787,114
Stockholders’ equity	1,257,417	989,202
Total liabilities and stockholders’ equity	$2,273,207	$2,418,714

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Nine Months Ended September 29, 2018 and September 30, 2017
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Revenue:
Product and maintenance	$494,990	$451,229	$1,463,469	$1,346,483
Services	37,478	34,169	104,703	94,827
Total revenue	532,468	485,398	1,568,172	1,441,310
Costs and expenses:
Cost of product and maintenance	36,406	34,825	118,263	117,371
Cost of services	24,048	19,657	64,360	59,735
Marketing and sales	108,608	104,263	327,056	311,507
Research and development	223,231	206,568	666,545	600,755
General and administrative	33,247	36,302	101,421	100,892
Amortization of acquired intangibles	3,470	3,453	10,618	11,145
Restructuring and other credits	(172)	(55)	(2,610)	(2,772)
Total costs and expenses	428,838	405,013	1,285,653	1,198,633
Income from operations	103,630	80,385	282,519	242,677
Interest expense	(5,177)	(6,225)	(18,821)	(18,952)
Other income, net	1,106	12,387	4,055	14,370
Income before provision for income taxes	99,559	86,547	267,753	238,095
Provision for income taxes	241	5,390	20,401	19,552
Net income	$99,318	$81,157	$247,352	$218,543
Net income per share - basic	$0.36	$0.30	$0.90	$0.80
Net income per share - diluted	$0.35	$0.29	$0.88	$0.78
Weighted average common shares outstanding - basic	273,716	273,156	273,718	271,739
Weighted average common shares outstanding - diluted	281,646	281,400	281,391	279,554

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Nine Months Ended September 29, 2018 and September 30, 2017
(In thousands)
(Unaudited)

	Nine Months Ended
	September 29, 2018	September 30, 2017
Cash and cash equivalents at beginning of period	$688,087	$465,232
Cash flows from operating activities:
Net income	247,352	218,543
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	89,003	86,605
Amortization of debt discount and fees	950	920
Stock-based compensation	125,121	94,008
Gain on investments, net	(2,617)	(12,502)
Deferred income taxes	(3,221)	212
Provisions for losses on receivables	4,790	1,499
Other non-cash items	1,589	3,763
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	(28,471)	(9,539)
Inventories	(1,455)	2,282
Prepaid expenses and other	2,018	(4,627)
Other assets	3,571	(14,469)
Accounts payable and accrued liabilities	(41,718)	(41,127)
Deferred revenue	77,370	14,245
Other long-term liabilities	(1,415)	4,071
Net cash provided by operating activities	472,867	343,884
Cash flows from investing activities:
Proceeds from the sale of available-for-sale securities	—	421
Proceeds from the sale of long-term investments	—	9,108
Purchases of property, plant and equipment	(41,761)	(39,676)
Cash paid in business combinations and asset acquisitions, net of cash acquired	—	(550)
Net cash used for investing activities	(41,761)	(30,697)
Cash flows from financing activities:
Proceeds from revolving credit facility	—	50,000
Payment on revolving credit facility	(85,000)	(100,000)
Principal payments on term loan	(300,000)	—
Payment of debt issuance costs	—	(793)
Proceeds from issuance of common stock	38,190	45,419
Stock received for payment of employee taxes on vesting of restricted stock	(59,619)	(54,130)
Payments for repurchases of common stock	(150,036)	(50,013)
Change in book overdraft	(3,867)	—
Net cash used for financing activities	(560,332)	(109,517)
Effect of exchange rate changes on cash and cash equivalents	(14,276)	9,382
Increase (decrease) in cash and cash equivalents	(143,502)	213,052
Cash and cash equivalents at end of period	$544,585	$678,284

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	ASC 605					ASC 605			ASC 606
	2017					2018			2018
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q1	Q2	Q3
Americas	45%	45%	45%	44%	44%	45%	45%	43%	45%	46%	44%
Asia	26%	28%	27%	28%	27%	26%	26%	30%	27%	26%	29%
Europe, Middle East and Africa	20%	19%	19%	20%	20%	21%	21%	19%	20%	20%	19%
Japan	9%	8%	9%	8%	9%	8%	8%	8%	8%	8%	8%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	ASC 605					ASC 605			ASC 606
	2017					2018			2018
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q1	Q2	Q3
Functional Verification, including Emulation and Prototyping Hardware	23%	23%	21%	23%	22%	26%	23%	21%	26%	23%	22%
Digital IC Design and Signoff	29%	30%	30%	29%	29%	29%	29%	30%	30%	30%	30%
Custom IC Design	26%	26%	28%	26%	27%	26%	26%	27%	26%	26%	26%
System Interconnect and Analysis	10%	10%	10%	10%	10%	9%	10%	10%	9%	9%	9%
IP	12%	11%	11%	12%	12%	10%	12%	12%	9%	12%	13%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Cadence Design Systems, Inc.
As of October 22, 2018
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Three Months Ending December 29, 2018	Year Ending December 29, 2018	Year Ending December 29, 2018
	ASC 606 Forecast	ASC 606 Forecast	ASC 605 Forecast **
Diluted net income per share on a GAAP basis	$0.27 to $0.29	$1.15 to $1.17	~$1.18
Amortization of acquired intangibles	0.05	0.19	0.19
Stock-based compensation expense	0.15	0.60	0.60
Non-qualified deferred compensation expenses	—	0.01	0.01
Restructuring and other charges (credits)	—	(0.01)	(0.01)
Acquisition and integration-related costs	0.02	0.09	0.09
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.01)	(0.01)
Income tax effect of non-GAAP adjustments	(0.03)	(0.22)	(0.20)
Diluted net income per share on a non-GAAP basis†	$0.46 to $0.48	$1.80 to $1.82	~$1.85

Cadence Design Systems, Inc.
As of October 22, 2018
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Three Months Ending December 29, 2018	Year Ending December 29, 2018	Year Ending December 29, 2018
($ in millions)	ASC 606 Forecast	ASC 606 Forecast	ASC 605 Forecast **
Net income on a GAAP basis	$76 to $82	$324 to $330	~$333
Amortization of acquired intangibles	13	54	54
Stock-based compensation expense	44	169	169
Non-qualified deferred compensation expenses	—	2	2
Restructuring and other charges (credits)	—	(3)	(3)
Acquisition and integration-related costs	5	26	26
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(3)	(3)
Income tax effect of non-GAAP adjustments	(9)	(61)	(58)
Net income on a non-GAAP basis†	$129 to $135	$508 to $514	~$520

†	The non-GAAP measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**	As required by the new standard, Cadence will report revenue under both methods for the 2018 transition year. ASC Topic 605 forecast at midpoint.